Exhibit 99.1

Shutterfly, Inc. Agrees to be Acquired by Certain Funds Managed by Affiliates of Apollo

Global Management in an All-Cash Transaction with an Enterprise Value of $2.7 Billion

Shutterfly, Inc. stockholders to receive $51.00 per share in cash

Redwood City, CA – June 10, 2019 – Shutterfly, Inc. (Nasdaq: SFLY) (“Shutterfly” or the “Company”), a leading retailer and manufacturing platform dedicated to helping capture, preserve, and share life’s important moments, today announced that it has entered into a definitive agreement with affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO), a leading global alternative investment manager, pursuant to which the Apollo Funds will acquire all the outstanding shares of Shutterfly for $51.00 per share in cash, or enterprise value of approximately $2.7 billion.

The $51.00 per share cash consideration represents a premium of 31% when compared to Shutterfly’s unaffected closing stock price of $38.91 on April 23, 2019, the last trading day before a media report was published speculating that Apollo Funds were considering a bid for the Company. The Shutterfly Board of Directors unanimously approved the agreement with the Apollo Funds and recommends that Shutterfly stockholders vote in favor of the transaction.

“Earlier this year, Shutterfly announced the formation of a Strategic Review Committee to continue the Board of Directors’ ongoing review of strategic alternatives for the Company,” said William Lansing, Shutterfly’s Chairman of the Board. “We ran a broad and comprehensive process, engaging with a significant number of potential buyers, and are pleased that the process culminated in a transaction that maximizes value for Shutterfly stockholders. We look forward to working closely with Apollo as we continue to build a compelling service that enables deeper, more personal relationships for our customers, and to advance our digital and manufacturing capabilities to support sustainable growth.”

“Shutterfly has cultivated a deep connection with customers through its three divisions, Shutterfly Consumer, Shutterfly Business Solutions and Lifetouch, each of which we view as exceptional platforms with leading positions in their respective segments,” said David Sambur, Senior Partner at Apollo. “At a time when billions of photos are taken every day, Shutterfly has led the charge as a pioneer of personalized photo products and school photography, helping consumers capture, preserve and share life’s most important moments. We are excited to work with Shutterfly’s leadership and talented team of dedicated employees to grow each of the businesses and further enhance customer relationships across both Shutterfly and Lifetouch.”

Lansing continued, “This transaction is a testament to our outstanding team of talented employees and the company they have built. What began as a digital photo printing company is now a large and diversified business that has successfully evolved with our customers. As we enter this exciting new chapter for Shutterfly, Apollo is an ideal strategic partner, as they will provide additional resources and industry knowledge while we continue to work on our important business initiatives.”

In a separate press release issued today, Shutterfly announced the appointment of Ryan O’Hara as its President and Chief Executive Officer, effective June 24, 2019.

Transaction Details

The transaction is expected to close by early fourth quarter 2019. The transaction is subject to customary closing conditions, including approval by Shutterfly stockholders and receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Upon completion of the transaction, Shutterfly will become a privately held company, and its shares will no longer be listed on the NASDAQ Global Select Market.

Advisors and Financing Providers

Morgan Stanley & Co. LLC is acting as financial advisor to Shutterfly, and Fenwick & West LLP is acting as its legal counsel.

Financing is being provided by Barclays, Citi and SunTrust Robinson Humphrey, Inc. (or a lending affiliate), who are also serving as financial advisors to the Apollo Funds. LionTree, UBS Investment Bank and Evercore are also serving as financial advisors to the Apollo Funds. Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel to the Apollo Funds.

About Shutterfly

Shutterfly, Inc. is a leading retailer and manufacturing platform for personalized products and communications. Founded in 1999, Shutterfly, Inc. has three divisions: Shutterfly Consumer, Lifetouch, and Shutterfly Business Solutions. Shutterfly Consumer and Lifetouch help consumers capture, preserve, and share life’s important moments through professional and personal photography, and personalized products. The Shutterfly brand brings photos to life in photo books, gifts, home décor, and cards and stationery. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day”, and also serves families through portrait studios and other partnerships. Shutterfly Business Solutions delivers digital printing services that enable efficient and effective customer engagement through personalized communications. For more information about Shutterfly, Inc. (Nasdaq: SFLY), visit www.shutterflyinc.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $303 billion as of March 31, 2019 in private equity, credit and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Shutterfly will file relevant materials with the SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, Shutterfly will mail the definitive proxy statement and a proxy card to the stockholders of Shutterfly. SHUTTERFLY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders of Shutterfly will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at www.shutterflyinc.com.

Additionally, Shutterfly will file other relevant materials in connection with the proposed acquisition of Shutterfly by the Apollo Funds pursuant to the terms of an Agreement and Plan of Merger by and among, the Apollo Funds and Shutterfly. Shutterfly and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Shutterfly stockholders in connection with the proposed transaction. Information concerning the interests of Shutterfly’s participants in the solicitation, which may, in some cases, be different than those of Shutterfly’s stockholders generally, are available in Shutterfly’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 8, 2019. To the extent holdings of securities by Shutterfly’s directors or executive officers have changed since the amounts disclosed in its proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding these persons and their interests in the proposed transaction will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Shutterfly’s website at www.shutterflyinc.com.

Forward-Looking Statements

This media release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. If such risks or uncertainties materialize, the results of Shutterfly could differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the use of terminology such as “believe”, “expect”, “will”, “should”, “could”, “estimate”, “anticipate” or similar forward-looking terms. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected timing of the completion of the transaction; the ability of the Apollo Funds and Shutterfly to complete the proposed transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the expected benefits and costs of the proposed transaction contemplated by this document; the expectation that Shutterfly will further enhance its customer relationships and digital and manufacturing capabilities; the belief that the agreement maximizes Shutterfly’s value for its stockholders; any statements concerning the expected development, performance, market share or competitive performance relating to Shutterfly’s products or services; any statements regarding Shutterfly’s foundation of strong assets, the quality of its employees or its business strategy with respect to each of its three business segments; any statements regarding Apollo’s future intention with Shutterfly; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include, but are not limited to, the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by Shutterfly stockholders and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Shutterfly’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from Shutterfly’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Shutterfly related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the effect of any negative changes in general economic conditions; and other risks that are described in the SEC reports of Shutterfly, including but not limited to the risks described in Shutterfly’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q, and that are otherwise described or updated from time to time in other filings with the SEC. The Apollo Funds and Shutterfly assume no obligation and do not intend to update these forward-looking statements.

Contact Information:

For Shutterfly

Investor Relations:

Shawn Tabak

650-610-6026

stabak@shutterfly.com

Media Relations:

Sondra Harding

650-610-5129

sharding@shutterfly.com

For investor inquiries regarding Apollo Global Management, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollo.com

Ann Dai

Investor Relations Manager

Apollo Global Management, LLC

212-822-0678

adai@apollo.com

For media inquiries regarding Apollo Global Management, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

212-843-8590

czehren@rubenstein.com